UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

** YOUR VOTE IS NEEDED FOR THE SPECIAL MEETING **

Dear Shareholder,

We are following up on proxy materials that were recently sent to you regarding the Special Meeting of shareholders of Thrivent Low Volatility Equity Fund. These materials describe the proposed merger of Thrivent Low Volatility Equity Fund into Thrivent Global Stock Fund and ask for your vote on this important matter. Our records indicate that we have not received your vote.

Your vote is important. Once you have voted, your account will be removed from further communications concerning this meeting.

To record your very important vote, choose one of the options below:

●	Touch tone voting – refer to the instructions on your enclosed ballot.
●	Internet voting – refer to the instructions on your enclosed ballot.
●	Mail – return your ballot in the enclosed Business Reply Envelope.

OR

●	Speak with a live representative - Call 1-888-441-3205 (toll free) Monday through Friday between 9:00 a.m. and 6:00 p.m. EDT or Saturday between 10:00 a.m. and 2:00 p.m. EDT.

When you call this number, you will speak with a representative of Mediant, the firm assisting Thrivent Low Volatility Equity Fund in gathering votes.

**Please be sure to have your ballot with your control number in hand when calling**

To view the proxy materials online, visit www.proxypush.com/THR using your control number.

Thank you,

Michael W. Kremenak

President

Thrivent Mutual Funds

thriventfunds.com	Thrivent Funds P. O. Box 219348 Kansas City, Missouri 64121-9348	Phone 800-847-4836

Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.